Exhibit 99.1

INOVALON REPORTS FOURTH QUARTER AND FULL YEAR 2017 RESULTS
Fourth Quarter 2017 Highlights

•	Fourth quarter revenue of $114.6 million, up 19% year-over-year

•	Fourth quarter net income of $17.4 million, resulting in diluted net income of $0.12 per share, inclusive of a one-time benefit of $0.11 per share from changes to tax legislation

•	Fourth quarter Non-GAAP net income of $7.8 million, resulting in Non-GAAP diluted net income of $0.06 per share

•	Fourth quarter Adjusted EBITDA of $25.5 million, up 78% year-over-year

•	Fourth quarter Adjusted EBITDA margin of 22.3%, up 740 basis points year-over-year

•	MORE[2] Registry® dataset unique patient count of more than 240 million, up 59% year-over-year
Full Year 2017 Highlights

•	Full year revenue of $449.4 million, up 5% year-over-year

•	Full year net income of $34.8 million, resulting in diluted net income of $0.24 per share, inclusive of a one-time benefit of $0.11 per share from changes to tax legislation

•	Full year Non-GAAP net income of $41.8 million, resulting in Non-GAAP diluted net income of $0.29 per share

•	Full year Adjusted EBITDA of $109.0 million, up 9% year-over-year

•	Full year Adjusted EBITDA margin of 24.3%, up 90 basis points year-over-year

•	Full year Net cash provided by operating activities of $97.7 million, representing 21.7% of revenue

Please refer to our Fourth Quarter & Full Year 2017 Earnings Presentation Supplement available at http://investors.inovalon.com for additional information, including financial metrics, guidance details, and other information that will be referenced during the Company’s conference call.

BOWIE, Md. – February 20, 2018 – Inovalon (Nasdaq: INOV), a leading technology company providing advanced, cloud-based platforms empowering a data-driven transformation from volume-based to value-based models across the healthcare ecosystem, today announced financial results for the fourth quarter and full year of 2017.
“Significant progress was achieved in 2017 as the Company brought the Inovalon ONE™ Platform to the marketplace, advanced its transition to subscription-based cloud-based platform offerings, materially expanded margins, and exited the year with strong organic growth,” said Keith Dunleavy, M.D., Inovalon’s chief executive officer and chairman of the board. “As we look forward we see continued strong progression of our key agenda items to expand the adoption of our cloud-based platform, the value we bring to the healthcare ecosystem, and the financial performance we deliver to our shareholders.”
Fourth Quarter 2017 Financial Results

•
Revenue for the fourth quarter of 2017 was $114.6 million, a year-over-year increase of 19% compared with $96.1 million for the fourth quarter of 2016. On an organic[1] basis, revenue for the fourth quarter of 2017 grew 14% year-over-year.

•
Cost of revenue for the fourth quarter of 2017 was $37.1 million, or 32.4% of revenue, compared with $38.6 million, or 40.2% of revenue, for the fourth quarter of 2016. This translates into gross margin for the fourth quarter of 2017 of 67.6%, a year-over-year increase of 780 basis points compared with 59.8% for the fourth quarter of 2016, and a sequential increase of 80 basis points compared with 66.8% for the third quarter of 2017.

•
Net income for the fourth quarter of 2017 was $17.4 million, resulting in diluted net income per share of $0.12, compared with $0.7 million and $0.00 per share, respectively, for the fourth quarter of 2016. Net income and diluted net income per share for the fourth quarter of 2017 include a benefit of $15.5 million and $0.11 per share, respectively, as a result of the Tax Cuts and Jobs Act of 2017 (the "Tax Act") enacted on December 22, 2017, which is discussed in further detail below.

•
Adjusted EBITDA for the fourth quarter of 2017 was $25.5 million, a year-over-year increase of 78% compared with $14.3 million for the fourth quarter of 2016. Adjusted EBITDA margin for the fourth quarter of 2017 was 22.3%, a year-over-year increase of 740 basis points compared with 14.9% for the fourth quarter of 2016.

•
Non-GAAP net income for the fourth quarter of 2017 was $7.8 million, resulting in Non-GAAP diluted net income per share of $0.06, compared with $7.4 million and $0.05 per share, respectively, for the fourth quarter of 2016.

Full Year 2017 Financial Results

•	Revenue for 2017 was $449.4 million, a year-over-year increase of 5% compared with $427.6 million for 2016.

•
Cost of revenue for 2017 was $151.0 million, or 33.6% of revenue, compared with $159.2 million, or 37.2% of revenue for 2016. This translates into gross margin for 2017 of 66.4%, a year-over-year increase of 360 basis points compared with 62.8% for 2016.

•
Net income for 2017 was $34.8 million resulting in diluted net income per share of $0.24, compared with $27.1 million and $0.18 per share, respectively, for 2016. Net income and diluted net income per share for 2017 include a benefit of $15.5 million and $0.11 per share, respectively, as a result of the Tax Act.

•
Adjusted EBITDA for 2017 was $109.0 million, a year-over-year increase of 9% compared with $99.9 million for 2016. Adjusted EBITDA margin for 2017 was 24.3%, an increase of 90 basis points compared with 23.4% for 2016.

•	Non-GAAP net income for 2017 was $41.8 million, resulting in Non-GAAP diluted net income per share of $0.29, compared with $51.0 million and $0.34 per share, respectively, for 2016.

•	Net cash provided by operating activities was $97.7 million for 2017, a year-over-year increase of 5% compared with $92.8 million for 2016, and representing 21.7% of revenue.
“We’re pleased with the transformations and achievements of our financial goals in 2017, delivering revenue and Adjusted EBITDA growth in-line with our guidance, expanding margins on a year-over-year basis, and again generating strong operating cash flow,” said Chris Greiner, chief financial officer and chief operating officer of Inovalon.
Adjusted EBITDA, Adjusted EBITDA margin and Non-GAAP net income are Non-GAAP measures. Net income is the GAAP financial measure most directly comparable to Adjusted EBITDA and Non-GAAP net income. Reconciliations of net income to Adjusted EBITDA and Non-GAAP net income, identifying the differences between net income and each of these Non-GAAP financial measures, are included in this press release after the consolidated financial statements.
Key Highlights

•
Strong Financial Performance In-Line with Company Expectations. Fourth quarter revenue of $114.6 million grew 19% year-over-year as reported and 14% year-over-year organically[1], in-line with the Company’s preliminary expected results announced on January 8, 2018 as well as with the guidance previously provided in the Company’s Q3 2017 earnings report. Fourth quarter gross margin of 67.6% improved 780 basis points year-over-year and 80 basis points sequentially, demonstrating continued operating leverage from higher-margin offering mix, favorable pricing, and technology-enabled efficiencies that Inovalon has realized throughout 2017. Adjusted EBITDA of $25.5 million was at the mid-point of the Company’s previously-stated expectations, and Adjusted EBITDA margin of 22.3% was up 740 basis points year-over-year, driven by higher gross margin. The Company's strong financial performance continued to drive healthy cash flow, with full-year 2017 net cash provided by operating activities of $97.7 million, representing 21.7% of revenue and slightly ahead of Company expectations.

•
Underlying Growth and Transition to Subscription-Based Platforms. Inovalon is successfully orchestrating a transition from legacy enterprise solutions to subscription-based cloud-based platform offerings. In 2016, the Company's revenue consisted of 12%, 34%, and 54%, from services, legacy enterprise solutions, and subscription-based cloud-based platform offerings, respectively. In 2017, these contributions were 15%, 19%, and 66%, respectively, reflecting a year-over-year growth of approximately 30% in subscription-based cloud-based platform offerings in 2017. Driving the expansion in subscription-based cloud-based platform offering adoption is an increase in the number of patients on the Inovalon ONE™ Platform, a number that reached over 94 million at the end of 2017, a year-over-year increase of over 450%. As clients contract for an increasing scope of capabilities enabled through the Inovalon ONE™ Platform, their realized value increases, as does subscription-based revenue to Inovalon. As of the end of 2017, the vast majority of clients represented by the more than 94 million patients on the Inovalon ONE™ Platform utilized only a small fraction of the Platform’s capabilities.

•
Continued Strong Expansion of Connectivity and Deeper Clinical Datasets. During 2017, Inovalon significantly expanded its industry-leading datasets and healthcare ecosystem connectivity, both key differentiators for the Company. At the end of 2017, Inovalon had achieved direct electronic health record (EHR) system connectivity with more than

126,000 physicians, representing growth of 23% from 2016 levels, and expects connectivity to continue to grow significantly in 2018. Data within the Company’s proprietary MORE2 Registry® dataset also continued to expand, ending 2017 with a unique patient count of more than 240 million and medical event count of nearly 38 billion, up 59% and 183%, respectively, from 2016. In addition to new engagements and the expansion of existing engagements, dataset metric growth during 2017 was driven by the addition of clinical data for over 40 million patients from the Company’s EHR connectivity.

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Comments Regarding Overall Growth Dynamics in 2018. In 2017, the Company achieved a reacceleration of growth. Strong market adoption of the Company’s cloud-based platform offerings supported a 30% growth rate in the Company’s subscription-based cloud-based platform offerings and an organic revenue growth rate in the fourth quarter of 14% on a year-over-year basis. The Company's strong underlying business performance is expected to continue in 2018. Opposing these positive and accelerating growth factors, however, are the short-term effects of ACA-related decisions of certain health plans within Inovalon’s client base. Decisions by a limited number of clients to withdraw from ACA markets resulted in a decrease in contract activity, and in one case a contract non-renewal, that is expected to have an estimated combined negative impact of approximately 8% on Inovalon’s growth rate in 2018, predominantly seen in the first half of the year. The strong underlying organic growth of the Company is seen as surpassing this factor by the second half of the year, resulting in full year projected growth (excluding any unannounced acquisitions) of approximately 5% at the midpoint of guidance. Adjusting for the impact of these client-specific ACA decisions, Inovalon's growth rate in 2018 would be consistent with the Company's organic growth rate exiting the fourth quarter of 2017.

Management Transition
Inovalon’s chief financial officer and chief operating officer, Mr. Christopher Greiner, has accepted a new opportunity outside of the Company that is relocating him closer to his family in New York.
"The last five years with Inovalon have been professionally invigorating and personally rewarding. Working alongside so many mission-driven colleagues and clients focused on transforming how technology can be the driving force to improving healthcare has been an enriching and humbling experience." said Mr. Greiner.
In order to ensure a smooth transition, Mr. Greiner will remain with the Company until March 16, 2018. Mr. Jonathan Boldt, vice president of finance, has been named the interim chief financial officer until such time as a permanent replacement is named. Mr. Boldt joined the Company in 2012 and was previously with Deloitte & Touche, LLP. Mr. Greiner's operational responsibilities will report to Mr. Robert Wychulis, president of Inovalon.
"The Company's capabilities in the areas of Finance and Operations have materially advanced over the years. One of the many key contributors enabling the Company's progress has been Jonathan." said Dr. Keith Dunleavy, chief executive officer and chairman of Inovalon. "The Board, management team and I have a very high degree of confidence in Jonathan and we are pleased to see him take on another leadership role at Inovalon."
Other Financial Data and Key Metrics
The following constitute other financial and key metrics which are presented quarterly.

•
Growth of Datasets: At December 31, 2017, the MORE[2] Registry® dataset contained more than 240 million unique patient counts and nearly 38 billion medical event counts, increases of 59% and 183%, respectively, compared with December 31, 2016.

•
Investment in Innovation: For the quarter ended December 31, 2017, Inovalon’s ongoing investment supporting innovations in advanced, cloud-based platforms empowering a data-driven transformation from volume-based to value-based models was $26.4 million, or 23.0% of revenue. For the full year 2017, Inovalon’s Investment in Innovation was $85.8 million, or 19.1% of revenue.

•
Analytical Process Count Growth: Inovalon’s trailing 12-month Patient Analytics Months (PAM) count, which the Company believes is indicative of the Company’s overall level of analytical activity, grew to more than 42 billion as of December 31, 2017, an increase of 60% as compared with December 31, 2016.

Please see the Company’s filings with the Securities and Exchange Commission (“SEC”) for further detail regarding the preceding other financial data and key metrics.
Impact of Changes in Tax Legislation
On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) was signed into law. As a result of the Tax Act, the Company remeasured its ending deferred tax assets and liabilities at December 31, 2017 to reflect the decrease in the federal corporate tax rate. As a result, the Company recognized a $15.5 million tax benefit in the Company’s consolidated statement of operations for the fourth quarter and full year ended December 31, 2017. The tax benefit recognized may be impacted if additional guidance is released. Also, as a result of the Tax Act, the Company expects its future effective tax rate to decrease, which is discussed in more detail below with respect to the Company's outlook for 2018.
Shares Outstanding
During the fourth quarter of 2017, Inovalon continued to repurchase shares of its Class A common stock in the open market, pursuant to its previously-announced share repurchase program, repurchasing approximately 1.9 million shares of Class A common stock for a total of $28.6 million. This brings the total number of shares repurchased from the open market since the start of the repurchase program to approximately 14.6 million shares. The share repurchase program expired on December 31, 2017. As of February 9, 2018, the Company had 63.4 million shares of Class A common stock outstanding and 81.0 million shares of Class B common stock outstanding.
2018 Financial Guidance
The combination of the above-referenced factors yield the following guidance for 2018.

Financial Metric	2018 Guidance
Revenue	$462 million to $482 million
Net income	$12 million to $16 million
Adjusted EBITDA	$113 million to $121 million
Non-GAAP net income	$44 million to $49 million
Diluted net income per share	$0.09 to $0.11
Non-GAAP diluted net income per share	$0.31 to $0.35
Inovalon’s 2018 guidance excludes the impact of any additional acquisitions that have not yet been announced or consummated.
Reconciliations of net income, the GAAP financial measure most directly comparable to Adjusted EBITDA and Non-GAAP net income, identifying the differences between each of these Non-GAAP financial measures and net income, are included in this press release after the consolidated financial statements.
While changes in the stock price could change the fully diluted share count, under the treasury stock method, the Company is assuming 140 million shares for the full year 2018. Additionally, the Company’s guidance assumes an effective tax rate of approximately 30% for the full year 2018.
Conference Call
Inovalon will host a conference call to discuss its fourth quarter 2017 results at 5:00 p.m. Eastern Time today. To participate in Inovalon’s conference call, please dial (855) 783-2604, conference ID 2753709; international callers should dial (631) 485-4882 using the same conference ID. A replay will be available on Inovalon’s investor relations website (http://investors.inovalon.com).

Please refer to our Fourth Quarter & Full Year 2017 Earnings Presentation Supplement available at http://investors.inovalon.com for additional information, including financial metrics, guidance details, and other information that will be referenced during the Company’s conference call.

About the Inovalon ONE™ Platform
The Inovalon ONE™ Platform is an integrated cloud-based platform of more than 80 individual proprietary technology toolsets able to be rapidly configured to empower the operationalization of large-scale data-driven and value-based healthcare initiatives. The Platform brings to the marketplace a highly extensible, national-scale capability to interconnect with the healthcare ecosystem, aggregate and analyze data in petabyte volumes, arrive at sophisticated insights in real time, drive meaningful impact wherever it is analytically identified best to intervene, and intuitively visualize data and information to inform business strategy and execution.
About Inovalon
Inovalon is a leading technology company providing cloud-based platforms empowering a data-driven transformation from volume-based to value-based models throughout the healthcare industry. Through the Inovalon ONE™ Platform, Inovalon brings to the marketplace a national-scale capability to interconnect with the healthcare ecosystem on massive scale, aggregate and analyze data in petabyte volumes to arrive at sophisticated insights in real-time, drive impact wherever it is analytically identified best to intervene, and intuitively visualize data and information to inform business strategy and execution. Leveraging its platform, unparalleled proprietary data sets, and industry-leading subject matter expertise, Inovalon enables the assessment and improvement of clinical and quality outcomes and financial performance across the healthcare ecosystem. From health plans and provider organizations, to pharmaceutical, medical device, and diagnostics companies, Inovalon's unique achievement of value is delivered through the effective progression of “Turning Data into Insight, and Insight into Action®.” Providing technology that supports a client base approaching 500 healthcare organizations, Inovalon's platforms are informed by data pertaining to more than 932,000 physicians, 455,000 clinical facilities, and 240 million individuals. For more information, visit www.inovalon.com.
Forward Looking Statements
Certain statements contained in this press release constitute forward-looking statements within the meaning of, and are intended to be covered by the safe harbor provisions of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including but not limited to statements regarding the roll-out of any product or capability, the timing, performance characteristics and utility of any such product or capability, and the impact of any such product or capability on the healthcare industry, future results of operations and financial position, business strategy and plans, market growth, and objectives for future operations, are forward-looking statements. The words “believe,” “may,” “see,” “will,” “estimate,” “continue,” “anticipate,” “assume,” “intend,” “expect,” “project,” “look forward,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, strategies and business plans, expectations regarding future results, expectations regarding the size of our datasets, and financial guidance for 2018. Inovalon has based these forward-looking statements largely on current expectations and projections about future events and trends that may affect financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, which could cause the future events and trends discussed in this press release not to occur and could cause actual results to differ materially and adversely from those anticipated or implied in the forward-looking statements.
These risks, uncertainties, and assumptions include, among others: the Company’s ability to continue and manage growth; ability to grow the client base, retain and renew the existing client base and maintain or increase the fees and activity with existing clients; the effect of the concentration of revenue among top clients; the ability to innovate new services and adapt platforms and toolsets; the ability to successfully implement growth strategies, including the ability to expand into adjacent verticals, such as direct to consumer, growing channel partnerships, expanding internationally and successfully pursuing acquisitions; the ability to successfully integrate our acquisitions and the ability of the acquired business to perform as expected; the successful implementation and adoption of new platforms and solutions, including the Inovalon ONE™ Platform, Data Diagnostics® and INDICES® Value-Based Provider Platform; the possibility of technical, logistical or planning issues in connection with the Company’s investment in and successful deployment of the Company’s products, services and technological advancements; the ability to enter into new agreements with existing or new platforms, products and solutions in the timeframes expected, or at all; the impact of pending M&A activity in the managed care industry, including potential positive or negative impact on existing contracts or the demand for new contracts; the effects of and costs associated with compliance with regulations applicable to the Company, including regulations relating to data protection and data privacy; the effects of changes in tax laws in the jurisdictions in which we operate, including the Tax Act; the ability to protect the privacy of clients’ data and prevent security breaches; the effect of competition on the business; and the efficacy of the Company’s platforms and toolsets. Additional information is also set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 23, 2017, included under the heading Item 1A, “Risk Factors,” and in subsequent filings with the SEC. The Company is under no duty to, and disclaims any obligation to, update any of these forward-looking statements after the date of this press release or conform these statements to actual results or revised expectations, except as required by law.
Use of Non-GAAP Financial Measures
In the Company’s earnings releases, prepared remarks, conference calls, slide presentations and webcasts, there may be use or discussion of non-GAAP financial measures. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between the comparable GAAP financial measure and each non-GAAP financial measure are included in this press release after the consolidated financial statements.
1 Organic revenue growth is defined as growth excluding revenue from businesses acquired within the last 12 months.

Inovalon Holdings, Inc.
Consolidated Statements of Income (unaudited)

(In thousands, except per-share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenue	$114,619	$96,093	$449,358	$427,588
Expenses:
Cost of revenue(1)	37,132	38,599	151,046	159,169
Sales and marketing(1)	9,738	7,366	34,103	27,078
Research and development(1)	6,533	8,101	27,383	29,148
General and administrative(1)	41,946	32,053	149,948	137,275
Depreciation and amortization	14,575	11,490	53,089	37,284
Total operating expenses	109,924	97,609	415,569	389,954
Income from operations	4,695	(1,516)	33,789	37,634
Other income and (expenses):
Realized gains on short-term investments	—	—	—	4
(Loss) Gain on disposal of equipment	(25)	—	(406)	534
Interest income	1,384	1,368	5,429	5,792
Interest expense	(1,676)	(1,259)	(6,225)	(5,065)
Income before taxes	4,378	(1,407)	32,587	38,899
(Benefit from) Provision for income taxes	(13,071)	(2,088)	(2,231)	11,795
Net income	$17,449	$681	$34,818	$27,104
Net income attributable to common stockholders, basic and diluted	$16,864	$674	$33,828	$26,943
Net income per share attributable to common stockholders, basic and diluted:
Basic net income per share	$0.12	$—	$0.24	$0.18
Diluted net income per share	$0.12	$—	$0.24	$0.18
Weighted average shares of common stock outstanding:
Basic	140,338	146,495	142,225	150,048
Diluted	140,928	147,103	142,737	150,955
_______________________________________________________

(1)	Includes stock-based compensation expense as follows:
	Cost of revenue	$463	$149	$1,652	$483
	Sales and marketing	555	167	2,011	613
	Research and development	364	257	1,293	1,184
	General and administrative	3,611	3,129	12,362	7,774
	Total stock-based compensation expense	$4,993	$3,702	$17,318	$10,054

Inovalon Holdings, Inc.
Consolidated Balance Sheets (unaudited)

(In thousands)	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$208,944	$127,683
Short-term investments	267,288	445,315
Accounts receivable (net of allowances of $2,038 and $3,782 at December 31, 2017 and 2016, respectively)	90,054	85,591
Prepaid expenses and other current assets	10,441	12,100
Income tax receivable	11,987	15,165
Total current assets	588,714	685,854
Non-current assets:
Property, equipment and capitalized software, net	125,768	76,420
Goodwill	184,932	184,557
Intangible assets, net	89,326	103,549
Other assets	6,338	2,964
Total assets	$995,078	$1,053,344
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$34,109	$16,474
Accrued compensation	18,592	15,211
Other current liabilities	15,277	9,468
Deferred revenue	6,954	11,850
Deferred rent	1,818	1,016
Credit facilities	45,000	30,000
Capital lease obligation	336	115
Total current liabilities	122,086	84,134
Non-current liabilities:
Credit facilities, less current portion	191,250	236,250
Capital lease obligation, less current portion	12,109	215
Deferred rent	219	1,457
Other liabilities	—	13,158
Deferred income taxes	26,642	34,553
Total liabilities	352,306	369,767
Commitments and contingencies
Stockholders' equity:
Common stock, $0.000005 par value, 900,000,000 shares authorized, zero shares issued and outstanding at each of December 31, 2017 and 2016, respectively	—	—
Class A common stock, $0.000005 par value, 750,000,000 shares authorized; 77,588,018 shares issued and 62,967,843 shares outstanding at December 31, 2017; 72,271,298 shares issued and 64,786,705 shares outstanding at December 31, 2016	—	—
Class B common stock, $0.000005 par value, 150,000,000 shares authorized; 80,957,495 shares issued and outstanding at December 31, 2017; 83,303,628 shares issued and outstanding at December 31, 2016	1	1
Preferred stock, $0.0001 par value, 100,000,000 shares authorized, zero shares issued and outstanding at December 31, 2017 and 2016, respectively	—	—
Additional paid-in-capital	534,159	516,300
Retained earnings	308,905	274,087
Treasury stock, at cost, 14,620,175 and 7,508,985 shares at December 31, 2017 and 2016, respectively	(199,817)	(106,231)
Other comprehensive loss	(476)	(580)
Total stockholders' equity	642,772	683,577
Total liabilities and stockholders' equity	$995,078	$1,053,344

Inovalon Holdings, Inc.
Consolidated Statements of Cash Flows (unaudited)

	Year Ended December 31,
(in thousands)	2017	2016
Cash flows from operating activities:
Net income	$34,818	$27,104
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	17,318	10,054
Depreciation	37,853	28,078
Amortization of intangibles	15,236	9,206
Amortization of premiums or discounts on short-term investments	1,958	3,163
Realized gains on short-term investments	—	(4)
Tax payments for equity award issuances	—	127
Deferred income taxes	(6,665)	(1,740)
Loss (Gain) on disposal of equipment and long-lived assets	406	(534)
Change in fair value of contingent consideration	(5,200)	706
Bargain purchase gain	(1,434)	—
Bad debt expense	—	79
Changes in assets and liabilities:
Accounts receivable	(977)	4,683
Prepaid expenses and other current assets	3,346	(6,198)
Income taxes receivable	3,293	3,639
Other assets	(3,355)	4,071
Accounts payable	8,252	(3,463)
Accrued compensation	3,030	243
Other liabilities	(5,373)	10,479
Deferred rent	(440)	(770)
Deferred revenue	(4,360)	3,907
Net cash provided by operating activities	97,706	92,830
Cash flows from investing activities:
Acquisition, net of cash acquired of $1,535 and $861, respectively	(3,490)	(88,509)
Maturities of short-term investments	174,416	300,524
Sales of short-term investments	1,175	31,549
Purchases of short-term investments	—	(164,737)
Purchases of property and equipment	(32,565)	(19,360)
Investment in capitalized software	(32,977)	(19,668)
Net cash provided by investing activities	106,559	39,799
Cash flows from financing activities:
Repurchase of common stock	(93,586)	(106,231)
Repayment of credit facility borrowings	(30,000)	(15,000)
Acquisition-related contingent consideration	—	(2,300)
Proceeds from exercise of stock options	4,967	6,165
Capital lease obligations paid	(113)	(116)
Tax payments for equity award issuances	(4,272)	(1,498)
Net cash used in financing activities	(123,004)	(118,980)
Increase in cash and cash equivalents	81,261	13,649
Cash and cash equivalents, beginning of period	127,683	114,034
Cash and cash equivalents, end of period	$208,944	$127,683
Supplemental cash flow disclosure:
Cash paid during the year for:
Income taxes, net of refunds	$962	$11,117
Interest	5,972	4,835
Non-cash investing activities:
Capital lease obligations incurred	12,231	—
Accruals of purchases of property, equipment	7,924	816
Accruals for investment in capitalized software	2,711	913

Inovalon Holdings, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (unaudited)
Inovalon defines Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) as net income calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, realized losses on short-term investments, loss or gain on disposal of equipment, interest income, interest expense, provision for income taxes, stock-based compensation, acquisition costs, tax on equity exercises, and other non-comparable items. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of revenue.  A reconciliation of net income to Adjusted EBITDA follows:

(In thousands, except percentages)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Reconciliation of Net Income to Adjusted EBITDA:
Net Income	$17,449	$681	$34,818	$27,104
Depreciation and amortization	14,575	11,490	53,089	37,284
Realized gains on short-term investments	—	—	—	(4)
Loss (Gain) on disposal of equipment	25	—	406	(534)
Interest income	(1,384)	(1,368)	(5,429)	(5,792)
Interest expense	1,676	1,259	6,225	5,065
(Benefit from) Provision for income taxes	(13,071)	(2,088)	(2,231)	11,795
EBITDA	19,270	9,974	86,878	74,918
Stock-based compensation	4,993	3,702	17,318	10,054
Acquisition costs:
Transaction costs	356	546	1,177	1,622
Integration costs	289	—	1,805	—
Contingent consideration accretion	(2,300)	—	(5,200)	706
Compensatory contingent consideration	558	(829)	1,966	10,258
Tax on equity exercises	—	32	32	127
Other non-comparable items(1)	2,365	899	5,038	2,259
Adjusted EBITDA	$25,531	$14,324	$109,014	$99,944
Adjusted EBITDA margin	22.3%	14.9%	24.3%	23.4%
_______________________________________________________

(1)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies. Non-comparable items are excluded from Adjusted EBITDA in order to more effectively assess the Company’s period over period and ongoing operating performance.

Inovalon Holdings, Inc.
Non-GAAP net income (unaudited)
Inovalon defines Non-GAAP net income as net income calculated in accordance with GAAP, adjusted to exclude tax-affected stock-based compensation expense, acquisition costs, amortization of acquired intangible assets, tax on equity exercises, and other non-comparable items. A reconciliation of net income to Non-GAAP net income follows:

(In thousands, except per-share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Reconciliation of Net Income to Non-GAAP net income:
Net Income	$17,449	$681	$34,818	$27,104
Stock-based compensation	4,993	3,702	17,318	10,054
Acquisition costs:
Transaction costs	356	546	1,177	1,622
Integration costs	289	—	1,805	—
Contingent consideration accretion	(2,300)	—	(5,200)	706
Compensatory contingent consideration	558	(829)	1,966	10,258
Amortization of acquired intangible assets	3,851	3,780	15,236	9,206
Tax on equity exercises	—	32	32	127
Other non-comparable items(1)	2,365	899	5,038	2,259
Tax impact of add-back items	(4,328)	(1,392)	(14,949)	(10,383)
Tax Act benefit	(15,461)	—	(15,461)	—
Non-GAAP net income	$7,772	$7,419	$41,780	$50,953

GAAP basic net income per share	$0.12	$—	$0.24	$0.18
GAAP diluted net income per share	$0.12	$—	$0.24	$0.18
Non-GAAP basic net income per share	$0.06	$0.05	$0.29	$0.34
Non-GAAP diluted net income per share	$0.06	$0.05	$0.29	$0.34
_______________________________________________________

(1)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies. Non-comparable items are excluded from Non-GAAP Net Income in order to more effectively assess the Company’s period over period and ongoing operating performance.

Inovalon Holdings, Inc.
Key Metrics (unaudited)
The Company believes the key metrics illustrated in the tables below are indicative of its overall level of analytical activity and its underlying growth in the business.

	December 31,
(in thousands)	2017	2016
MORE[2] Registry® dataset metrics
Unique patient count(1)	240,180	150,961
Medical event count(2)	37,813,583	13,345,220
Trailing 12 month Patient Analytics Months (PAM)(3)	42,156,422	26,401,946
_______________________________________________________

(1)	Unique patient count is defined as each unique, longitudinally matched, de-identified natural person represented in the MORE[2] Registry® as of the end of the period presented.

(2)
Medical event count is defined as the total number of discrete medical events as of the end of the period presented (for example, a discrete medical event typically results from the presentation of a patient to a physician for the diagnosis of diabetes and congestive heart failure in a single visit, the presentation of a patient to an emergency department for chest pain, etc.).

(3)
Patient Analytics Months, or PAM, is defined as the sum of the analytical processes performed on each respective patient within patient populations covered by clients under contract. As used in the metric, an “analytical process” is a distinct set of data calculations undertaken by the Company which is initiated and completed by the Company’s analytical platform to examine a specific question such as whether a patient is believed to have a condition such as diabetes, or worsening of the disease, during a specific time period.

Inovalon Holdings, Inc.
Investment in Innovation (unaudited)
The Company’s business model is based upon the ability to deliver value to clients through the combination of advanced, cloud-based data analytics and data-driven intervention platforms focused on the achievement of meaningful and measurable improvements in clinical quality outcomes and financial performance in healthcare. The Company’s ability to deliver this value is dependent in part on the ability to continue to innovate, design new capabilities, and bring these capabilities to market in an enterprise scale. The Company’s continued ability to innovate the platform and bring differentiated capabilities to market is an important aspect of the Company’s business success. The Company’s investment in innovation includes costs for research and development, capitalized software development, and expenditures related to hardware and software platforms on which data analytics and data-driven interventions capabilities are deployed as summarized below.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except percentages)	2017	2016	2017	2016
Investment in Innovation:
Research and development(1)	$6,533	$8,101	$27,383	$29,148
Capitalized software development(2)	10,219	5,214	34,789	21,994
Research and development infrastructure investments(3)	9,602	7,797	23,642	11,288
Total investment in innovation	$26,354	$21,112	$85,814	$62,430
As a percentage of revenue
Research and development(1)	6%	8%	6%	7%
Capitalized software development(2)	9%	5%	8%	5%
Research and development infrastructure investments(3)	8%	9%	5%	3%
Total investment in innovation	23%	22%	19%	15%
_______________________________________________________

(1)	Research and development primarily includes employee costs related to the development and enhancement of the Company’s service offerings.

(2)	Capitalized software development includes capitalized costs incurred to develop and enhance functionality for the Company’s data analytics and data-driven intervention platforms.

(3)	Research and development infrastructure investments include strategic expenditures related to hardware and software platforms under development or enhancement.

Inovalon Holdings, Inc.
Forward-Looking Guidance Adjusted EBITDA (unaudited)

	Guidance Range
	Year Ending December 31, 2018
(In millions)	Low	High
Reconciliation of Forward-Looking Guidance Net Income to Adjusted EBITDA:
Net Income	$12	$16
Depreciation and amortization	65	65
Loss on disposal of equipment	—	—
Interest expense	6	6
Interest income	(6)	(5)
Provision for income taxes(1)	5	7
EBITDA	82	89
Stock-based compensation	18	18
Acquisition costs:
Transaction costs	—	—
Integration costs	3	3
Contingent consideration accretion	4	4
Compensatory contingent consideration	2	2
Other non-comparable items(2)	4	5
Adjusted EBITDA	$113	$121
Adjusted EBITDA margin	24.5%	25.1%
_______________________________________________________

(1)	A 30% tax rate is assumed in order to approximate the Company’s effective statutory corporate tax rate.

(2)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies. Non-comparable items are excluded from Adjusted EBITDA in order to more effectively assess the Company’s period over period and ongoing operating performance.

Inovalon Holdings, Inc.
Forward-Looking Guidance Non-GAAP net income (unaudited)

	Guidance Range
	Year Ending December 31, 2018
(In millions, except per-share amounts)	Low	High
Reconciliation of Net Income to Non-GAAP net income:
Net Income	$12	$16
Stock-based compensation	18	18
Acquisition costs:
Transaction costs	—	—
Integration costs	3	3
Contingent consideration accretion	4	4
Compensatory contingent consideration	2	2
Amortization of acquired intangible assets	15	15
Other non-comparable items(1)	4	5
Tax impact of add-back items(2)	(14)	(14)
Non-GAAP net income	$44	$49

GAAP diluted net income per share	$0.09	$0.11
Non-GAAP diluted net income per share	$0.31	$0.35
Weighted average shares of common stock outstanding - diluted	140	140
_______________________________________________________

(1)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies. Non-comparable items are excluded from non-GAAP net income in order to more effectively assess the Company’s period over period and ongoing operating performance.

(2)	A 30% tax rate is assumed in order to approximate the Company’s effective statutory corporate tax rate.
Non-GAAP Financial Measures
Inovalon provides the measures Adjusted EBITDA, Adjusted EBITDA margin, and Non-GAAP net income as additional information for evaluating the Company’s operating results. These measures are not prepared in accordance with, or as an alternative for, GAAP accounting and may be different from non-GAAP measures used by other companies.
Investors frequently have requested information from management regarding depreciation, amortization and other non-cash charges, such as stock-based compensation, as well as the impact of non-comparable items and management believes, based on discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Inovalon’s historical and projected future financial performance. While management believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of non-GAAP financial measures. For example, one limitation of Adjusted EBITDA is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Inovalon compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reconciling the non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP measures that are provided above.
These non-GAAP measures include financial information that is prepared in accordance with GAAP and presented in our consolidated financial statements and are used to evaluate our business, measure our performance, develop financial forecasts and make strategic decisions and are an important factor in determining variable compensation.
Adjusted EBITDA and Adjusted EBITDA Margin
The Company defines Adjusted EBITDA as net income calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, realized losses on short-term investments, loss or gain on disposal of equipment, interest income, interest expense, provision for income taxes, stock-based compensation, acquisition costs (including transaction costs, integration costs, costs related to contingent consideration accretion and compensatory contingent consideration), tax on equity exercises, and other non-comparable items. A reconciliation of net income, which is the most directly comparable GAAP financial measure, to Adjusted EBITDA is provided above.

Adjusted EBITDA margin is the Company’s calculation of Adjusted EBITDA, divided by revenue calculated in accordance with GAAP.
The Company uses Adjusted EBITDA and Adjusted EBITDA margin as supplemental measures of performance to gain insight into operating effectiveness. The Company uses Adjusted EBITDA and Adjusted EBITDA margin as key metrics to assess its ability to increase revenues while controlling expense growth and the scalability of the Company’s business model. The Company believes that the exclusion of the expenses eliminated in calculating Adjusted EBITDA and Adjusted EBITDA margin provides management and investors a useful measure for period-to-period comparisons of the Company’s core business and operating results by excluding items that are not comparable across reporting periods or that do not otherwise relate to the Company’s ongoing operating results. Accordingly, the Company believes that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating the Company’s operating results. However, use of Adjusted EBITDA and Adjusted EBITDA margin as analytical tools has limitations, and investors and others should not consider them in isolation or as substitutes for analysis of our financial results as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Adjusted EBITDA and Adjusted EBITDA margin or similarly titled measures differently, which may reduce their usefulness as comparative measures.
Non-GAAP net income
The Company defines Non-GAAP net income as net income calculated in accordance with GAAP, adjusted to exclude tax-affected stock-based compensation expense, acquisition costs (including transaction costs, integration costs, costs related to contingent consideration accretion and compensatory contingent consideration), amortization of acquired intangible assets, tax on equity exercises, and other non-comparable items.
The Company uses Non-GAAP net income as a supplemental measure of performance to gain insight into financial effectiveness. The Company uses Non-GAAP net income as a key metric to assess its ability to increase revenues while controlling expense growth and the scalability of its business model. The Company believes that the exclusion of the expenses eliminated in calculating Non-GAAP net income provides management and investors a useful measure for period to period comparisons of the Company’s core business and financial results by excluding items that are not comparable across reporting periods or that do not otherwise relate to its ongoing financial results. Accordingly, the Company believes that Non-GAAP net income provides useful information to investors and others in understanding and evaluating the Company’s performance. However, use of Non-GAAP net income as an analytical tool has limitations, and investors and others should not consider this measure in isolation or as a substitute for analysis of the Company’s financial results as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Non-GAAP net income or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Contacts:
Inovalon
George Price (Investors)
Phone: 301-809-4000 x1190
gprice@inovalon.com

Inovalon
Kim E. Collins (Communications)
Phone: 301-809-4000 x1473
kcollins@inovalon.com